Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

We were previously principal accountants for takeoutmusic.com Holdings Corp. (formerly Shampan Lamport Holdings Ltd.) and under date of January 26, 2000, we reported on the financial statements of Shampan Lamport Holdings Ltd. as of December 31, 1998 and 1999 and for each of the years then ended. On May 10, 2000 we were terminated as principal accountants of the Company. We have read the Company's statements included under Item 4 of its Form 8-K dated May 12, 2000 and we agree with such statements except we cannot confirm the Board of Directors of the Company approved the engagement of Arthur Andersen as its independent auditors for the fiscal year ending December 31, 2000.


Seattle, Washington
May 12, 2000